UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2024
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FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)
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Cayman Islands	333-07708	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o H&C Corporate Services Limited
P.O. Box 698, 4th Floor, Apollo House, 87 Mary Street
George Town, Grand Cayman, KY1-1107
Cayman Islands
(Address of Registrant's Principal Executive Office)
(305) 520-8400
(Registrant’s telephone number including area code)
Please send copies of notices and communications from the Securities and Exchange Commission to:
c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, $0.01 Par Value Per Share	FDP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On February 21, 2024, Fresh Del Monte Produce Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 2 to Second Amended and Restated Credit Agreement (the “Second Amendment”) with the financial institutions and other lenders named therein, including Bank of America, N.A. as administrative agent. The Second Amendment amended the Company’s Second Amended and Restated Credit Agreement, dated as of October 1, 2019 as amended by Amendment No. 1 dated as of December 30, 2022 (as amended, the “Amended Credit Agreement”). The Second Amendment extended the existing maturity date to February 21, 2029 and provides for a five-year, $0.75 billion syndicated senior unsecured revolving credit facility (as compared to the prior amount of $0.90 billion). The Second Amendment also permits, under certain conditions, $200 million of Permitted Receivables Financing (as defined in the Amended Credit Agreement). Amounts outstanding under the Amended Credit Agreement will accrue interest at a rate based on the Term SOFR rate (as defined in the Amended Credit Agreement) plus a margin ranging from 1.0% to 1.625%. Certain direct and indirect subsidiaries of the Company have guaranteed the obligations under the Amended Credit Agreement. The Company intends to use funds borrowed under the Amended Credit Agreement from time to time for general corporate purposes, working capital, capital expenditures and other investment opportunities.

The Second Amendment also expanded the definition of “Consolidated EBITDA” to include (i) non-recurring or non-operational expenses of the Company and its subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period; (ii) the customary costs and expenses incurred in connection with Acquisitions (as defined in the Amended Credit Agreement), Dispositions (as defined in the Amended Credit Agreement), Investments (as defined in the Amended Credit Agreement), issuances of Equity Interests (as defined in the Amended Credit Agreement) and incurrences of Indebtedness (as defined in the Amended Credit Agreement) not otherwise prohibited under the Amended Credit Agreement; and (iii) the customary consents and expenses incurred in connection with the negotiation, execution and delivery of the Loan Documents (as defined in the Amended Credit Agreement).

The Second Amendment also expanded the definition of “Consolidated Net Income” to exclude (i) extraordinary gains and extraordinary losses, (ii) the net income of any subsidiary to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of such income is not permitted by operation of the terms of its Organization Documents (as defined in the Amended Credit Agreement) or any agreement, instrument or law applicable to such subsidiary, except that the Company’s equity in any net loss of any such subsidiary shall be included in determining Consolidated Net Income, and (iii) any income (or loss) of any Person if such Person is not a subsidiary, except that the Company’s equity in the net income of any such Person shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person to the Company or a subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a subsidiary, such subsidiary is not precluded from further distributing such amount to the Company as described in clause (ii) above).

The Amended Credit Agreement includes covenants substantially the same as those contained in the prior credit agreement, except that (i) the restricted payments covenant has been revised (1) to permit the Company to declare or pay cash dividends in any fiscal year up to an amount that does not exceed the greater of (i) an amount equal to the greater of (A) 50% of the Consolidated Net Income (as defined in the Amended Credit Agreement) for the immediately preceding fiscal year or (B) $25,000,000 or (ii) the greatest amount which would not cause the Consolidated Leverage Ratio (determined on a pro forma basis) to exceed 3.50 to 1.00; (2) to provide an annual allowance for stock repurchases in any fiscal year to be an amount not exceeding the greater of (i) (A) $50,000,000 (the “Base Redemption Basket”) plus (B) commencing in the 2025 fiscal year, any portion of the Base Redemption Basket not used in the preceding fiscal year or (ii) the amount that, after giving pro forma effect thereto and any related borrowings, will not cause the Consolidated Leverage Ratio to exceed 3.50 to 1.00; and (3) to permit the Company to make net settlements in respect of the Company’s securities issued to employees under the Company’s Omnibus Incentive Plan to the extent such amount represents the exercise or tax withholding obligations of the Company; and (ii) the financial covenant has been revised to permit the Consolidated Leverage Ratio during any four consecutive fiscal quarters to be greater than 3.75 to 1.00 (with provisions for a temporary step-up to 4.25 to 1.00 upon a Permitted Acquisition (as defined in the Amended Credit Agreement) for more than $100,000,000);

In addition, the Second Amendment modified certain definitions and negative covenants in the prior credit agreement to reflect the Company’s increased size and operations, including the definition of “Consolidated EBITDA” and the definition of “Consolidated Net Income.” The Second Amendment also included an amended accordion feature. All other material terms of the prior credit agreement remain unchanged.

The Company has other commercial relationships with certain parties to the Amended Credit Agreement. Several of the lenders or their affiliates furnish general financing and banking services to the Company.

The foregoing is a summary of the material terms and conditions of the Amended Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

10.1
Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of February 20, 2024, by and among Fresh Del Monte Produce Inc., and certain subsidiaries named therein and the lenders and agents named therein.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date:	February 26, 2024	By: /s/ Monica Vicente
Monica Vicente
Senior Vice President and Chief Financial Officer